UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Closing of Preferred Stock Offering

On January 8, 2021, Equitable Holdings, Inc. (the “Company”) closed the public offering of an aggregate of 12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Fixed Rate Noncumulative Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation preference of $25,000 per share (the “Preferred Stock”) of the Company. The offering and sale of the Depositary Shares and Preferred Stock were registered under the Company’s registration statement on Form S-3 (File No. 333-234788), and a prospectus supplement related to the Depositary Shares dated January 5, 2021 (filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended).

The following documents are being filed with this Current Report on Form 8-K and are incorporated herein by reference: (i) the Deposit Agreement, dated January 8, 2021, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary, and the holders from time to time of the depositary receipts described therein, relating to the Depositary Shares, (ii) the Form of Preferred Stock Certificate, (iii) the Form of Depositary Receipt and (iv) the validity opinion and consent of Willkie Farr & Gallagher LLP with respect to the Depositary Shares and the Preferred Stock.

Partial Redemption of Notes

On January 8, 2021, the Company delivered a notice of partial redemption to the holders of its 3.900% Senior Notes due April 20, 2023 (the “Notes”), which were issued under the Indenture, dated as of April 20, 2018, by and among the Company, Wilmington Savings Fund Society, FSB, as Trustee, and Citibank N.A. as Paying Agent, Security Registrar and Calculation Agent, as supplemented by the First Supplemental Indenture, dated as of April 20, 2018 (the “Supplemental Indenture”).

The Company announced that it will redeem $280,000,000 principal amount of the Notes on February 7, 2021 at a redemption price equal to the make-whole redemption amount calculated in accordance with Section 1.10 of the Supplemental Indenture. The Depository Trust Company will select the Notes to be redeemed in accordance with its policies and procedures. Following the partial redemption, $520,000,000 principal amount of the Notes will remain outstanding.

This Form 8-K does not constitute a notice of redemption with respect to, or an offer to purchase, the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Deposit Agreement, dated January 8, 2021, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Preferred Stock Certificate (included as Exhibit A to Exhibit 3.1 of the Company’s Form 8-K filed on January 6, 2021).

4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion of Willkie Farr & Gallagher LLP with respect to the Depositary Shares and the Preferred Stock.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company and its consolidated subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: January 8, 2021	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, Chief Legal Officer and Secretary